UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 12, 2021

STEADFAST APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

18100 Von Karman Avenue, Suite 200
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, Including Area Code: (949) 569-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2021, Steadfast Apartment REIT, Inc. (the “Company”), STAR REIT Services, LLC, a subsidiary of the Company, Steadfast Apartment REIT Operating Partnership, L.P., the Company’s operating partnership, and each of Ella S. Neyland, the Company’s President, Chief Financial Officer and Treasurer, Tim Middleton, the Company’s Chief Investment Officer, Tiffany Stanley, the Company’s Executive Vice President of Operations, Jason S. Stern, the Company’s Chief Strategic and Administrative Officer, and Gustav F. Bahn, the Company’s Chief Legal Officer and Corporate Secretary (Messrs. Middleton, Stern and Bahn and Mses. Neyland and Stanley each an “Executive” and collectively the “Executives”) entered into an Amendment No.1 to the Employment Agreement dated as of September 1, 2020 (the “Amendments”). The Amendments provide that, effective January 1, 2021, each Executive shall have an unlimited amount of paid time off each calendar year. Any accrued but unpaid paid time off as of January 1, 2021 shall be paid to the Executives by the Company.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the form of Amendment, which is filed as Exhibit 10.01 hereto and is incorporated herein by reference.

Item 8.01    Other Events.
Share Repurchase Plan

On January 12, 2021, the Board of Directors of the Company approved an amendment (the “Amendment”) to the Second Amended and Restated Share Repurchase Plan (the “SRP”). The Amendment (1) limits repurchase requests to death and qualifying disability only and (2) sets a $3 million per calendar quarter limit on the amount of repurchases by the Company. The Amendment will take effect upon 30 days’ from the filing of this Current Report on Form 8-K, and will be in effect on the Repurchase Date (as defined in the SRP) at the end of April 2021, with respect to repurchases for the fiscal quarter ending March 31, 2021. Share repurchase requests that do not meet the requirements for death and disability will be cancelled (including any requests received during the first quarter of 2021).

Distribution Declaration

On January 12, 2021, the Board of Directors of the Company approved and authorized a daily distribution to stockholders of record as of the close of business on each day for the period commencing on February 1, 2021 and ending on February 28, 2021. The distributions will be equal to $0.00143836 per share of the Company’s common stock per day. The distributions for each record date in February 2021 will be paid in March 2021. The distributions will be payable to stockholders from legally available funds therefor.

Stockholder Letter
On January 14, 2021, the Company mailed a letter to stockholders announcing the distribution rate for February 2021 and the Amendment. The stockholder letter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibits	Description

10.1	Form of Amendment No. 1 to Employment Agreement

99.1	Stockholder Letter dated January 14, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	January 14, 2021	By:	/s/ Ella S. Neyland
Ella S. Neyland
President, Chief Financial Officer and Treasurer